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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-867474, No. 2-91907, No. 2-98732, No. 33-6188, No.
33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249,
No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No.
33-55631, No. 33-55633, No. 33-66697, No. 33-59981, No. 33-59985, No. 33-59987,
No. 333-12887, No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No.
333-81433, No. 333-81435, No. 333-81437, No. 333-90951, No. 333-95421, No.
333-38746, No. 333-42888, No. 333-43306, No. 333-46436, No. 333-52050, No.
333-53584, No. 333-57152, No. 333-62960, No. 333-66238, No. 333-66240, No.
333-69380, No. 333-71900) and related S-8 prospectuses of LSI Logic Corporation of our report dated January 23, 2002, relating to the financial statements and financial statement schedule, which appears on page 82 of this Annual Report on Form 10-K for the year ended December 31, 2001.

-s- PricewaterhouseCoopers LLP

San Jose, California
March 25, 2002